4Q25 January 13, 2026 QUARTERLY UPDATE

2 AGENDA PAGE 1 Strategic Update 3 2 Financial Update 11 3 Financial Outlook 21 4 Appendix 24

3 • Record Financial Results: – Revenue of $20.1bn up 8% YoY – Pre-tax income of $7.1bn up 21% YoY – Net income of $5.3bn up 22% YoY – EPS of $7.40 up 28% YoY; up 24%(c) excluding notable items • Improved Efficiency: – 4 consecutive quarters of positive operating leverage in 2025 and 8 consecutive quarters of positive operating leverage overall(a) – Pre-tax margin of 35% improved 4%-pts YoY • Improved Profitability: – ROE of 13.9% improved 2.0%-pts YoY – ROTCE of 26.1%(b) improved 3.3%-pts YoY • Attractive Capital Returns: – 94% total payout ratio for full-year 2025 – Increased quarterly dividend by 13% in 3Q25 2025 Financial Highlights 94% Revenue: Pre-tax Margin: Total Payout Ratio: + 8% 35% ROTCE(b): 26% + 3%Expenses: (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (b) Represents a non-GAAP measure. See page 29 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (c) Represents a non-GAAP measure. See page 30 in the Appendix for the corresponding reconciliation of the non-GAAP measure of EPS excluding notable items. Note: Above comparisons are 2025 vs. 2024, unless otherwise noted. Operating Leverage(a): 507 bps + 28%EPS:

Strong Execution on Strategic Priorities in 2025

Execution momentum reinforced by positive feedback loop of continuous actions driving tangible results

Serving our clients as One BNY

- **Record sales performance** for the year
- Growing number of **multi-product client relationships**
- Successful **new client acquisition**
- **Continued investments** in our new **commercial model** including senior talent across target countries and client segments, training and tooling

Embracing AI

- Launched **Eliza 2.0**, BNY's AI platform; 99% of employees on Eliza
- 160 **enterprise AI solutions** in production and 134 **digital employees** live
- Formed several **partnerships** with AI industry and academia
- >60 AI-related **patent** applications
- Scaling governance for **responsible use of AI**

Unlocking scale and growth across our platforms

- >70% of employees working in the new **platforms operating model** as of year-end 2025
  - Transitioned ~50% of employees in 2025
- Generated ~$550mm of **efficiency savings**
- ~$500mm of **incremental investments** in new client solutions, technology and our people

Innovating new products and solutions

- Hired the company's first **Chief Product and Innovation Officer** and created a new product and innovation organization
- Delivered several **new client solutions** and numerous **micro-innovations**
- Solidified leadership in **Digital Assets** through multiple product launches and client mandates
  - E.g., stablecoin reserve custody, BNY Dreyfus Stablecoin Reserves Fund, tokenized money market funds etc.

4

BNY

5 • Implemented rigorous strategic, operational and financial reviews • Established strategic pillars and principles, created platforms operating model and new commercial organization and model • Increased investments in our culture and people, and technology • Transformed executive leadership team and established next generation of leaders • Reduced NII interest rate sensitivity • Executed “Project Catalyst” efficiency program and instilled an owner mentality • Completed several small divestitures and the acquisition of Archer • Created product and innovation organization, launched AI Hub and Eliza AI platform • Refreshed the BNY brand • Set and exceeded medium-term financial targets for phase 1 PHASE 1: Setting our Foundation Over the Past 3 Years We Set the Foundation of Our Transformation Strategic execution with attention to detail and a long-term mindset (a) 2023-2025 Medium-term Long-term

6 Debt Instrument Issuance Traditional Fund Services NAV Alternatives Fund Services NAV Custody Trade Settlement 2022 2023 2024 2025 0% 0% 2% 3% 2022 2023 2024 2025 24 30 40 160 134 2022 2023 2024 2025 Operations Productivity Enterprise AI Solutions and Digital Employees Full-time Employees Execution Enables Enhanced Business and Operating Performance... Business and operating performance metrics demonstrate the effectiveness of BNY’s strategic transformation agenda NII Sensitivity to Changes in Interest Rates(b)Organic Fee Growth(a) Deeper Client Relationships Up 100 bps rate shock vs. baseline Down 100 bps rate shock vs. baseline 51,700 53,400 51,800 48,100 2022 2023 2024 2025 2023 2024 2025 64% Number of clients who bought from ≥3 businesses Change in average unit cost (2025 vs. 2024) for select operations processes (15)% (24)% 6% (8)% 6% (8)% 3% (4)% 1% (3)% AI Solutions Digital Employees 28% 28% CAGR = (2)% (6)% (19)% Note: See page 28 in the Appendix for corresponding footnotes.

7 21.1 29.5 24.2 30.431.4 32.635.1 35.7 Reported Adjusted 16.5 17.017.7 17.818.6 18.620.1 20.0 Reported Adjusted 13.0 12.013.3 12.312.7 12.513.1 12.9 Reported Adjusted 3.5 5.04.3 5.45.8 6.17.1 7.1 Reported Adjusted 13.4 21.1 16.8 21.822.8 23.826.1 26.4 Reported Adjusted 2.88 4.57 3.89 5.07 5.80 6.03 7.40 7.50 Reported Adjusted j t (a) rt j t (a) rt j t (a) Pre-tax Margin (%) ROTCE (%) EPS ...Leading to Strong Financial Results over Medium- and Long-term... Continuous execution and focus on positive operating leverage have started to deliver improved financial results Revenue ($bn) Expenses ($bn) Pre-tax Income ($bn) (a) Represents a non-GAAP measure. See pages 29 through 33 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items. (b) Represents a non-GAAP measure. See page 29 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. 2022 2023 2024 2025 2022 2023 2024 2025 CAGR = 7% CAGR = 6% CAGR = 0% CAGR = 3% 2022 2023 2024 2025 CAGR = 27% CAGR = 13% 2022 2023 2024 2025 2022 2023 2024 2025 2022 2023 2024 2025 CAGR = 37% (b) CAGR = 18% rt (a) (a) (a)

8 2% 27% 13% (24) 38 659 301 1% 1% 7% 6% Reported Adjusted 1% 1% 0% 3% Reported Adjusted 28% 30%30% 33% Reported Adjusted 4% 7% 37% 18% Reported Adjusted Adjusted Pre-tax Margin Pre-tax Income EPS …Meaningfully Differentiated from Past Financial Performance Consistent discipline and clear intent result in differentiated financial performance from the prior decade Revenue Expenses Operating Leverage (bps) (a) Represents a non-GAAP measure. See pages 29 through 36 in the Appendix for the corresponding reconciliation of these non-GAAP measures excluding notable items. (b) Operating leverage in the reflected time periods is the increase (decrease) of the compound annual growth rate for total revenue less the increase (decrease) of the compound annual growth rate for total noninterest expense. 2012-2022 CAGR 2022-2025 CAGR 2012-2022 CAGR 2022-2025 CAGR 2012-2022 2022-2025 Reported 2012-2022 Annual Average 2023-2025 Annual Average 2012-2022 CAGR 2022-2025 CAGR 2012-2022 CAGR 2022-2025 CAGR (b) (b) 0% j t (a) rt j t (a) j st (a)rt (a) Reported Adjusted(a) (a)

9 • Complete company-wide transition into the platforms operating model and mature in the model • Reach maturity in the new commercial model • Scale integrated, multi-platform client solutions • Advance global financial markets and infrastructure with distributed ledger and other technologies • AI for everyone, everything, everywhere – scaling organizational intelligence with enterprise and partner agents and unlocking capacity at scale with digital employees • Further improve efficiency and profitability through continued commitment to positive operating leverage We are Embarking on Our Next Phase with Strong Momentum Foundational work continues while we increasingly scale our platforms and growth ambitions to drive competitive advantages 2023-202520 3-20 5 Medium-term Long-term PHASE 2: Scaling our Platforms and Growth Ambitions

10 AGENDA PAGE 1 Strategic Update 3 2 Financial Update 11 3 Financial Outlook 21 4 Appendix 24

11 • Revenue Growth: Revenue of $5.2bn up 7% YoY • Expense Discipline: Expense of $3.4bn flat YoY; up 4%(a) excluding notable items • Margin Expansion: – 670 bps of operating leverage(c) – Pre-tax margin of 36% up 5%-pts YoY; 37%(a) excluding notable items, up 3%-pts YoY • Improved Profitability: – ROE of 14.5% up 2.3%-pts YoY – ROTCE(b) of 26.6% up 3.3%-pts YoY • EPS Growth: EPS of $2.02 up 31% YoY; up 21%(a) excluding notable items • Attractive Capital Returns: Returned $1.4bn to common shareholders, including $377mm of dividends and $1.0bn of share repurchases 4Q25 Financial Highlights + 21% Revenue: + 7% 37% ROTCE(b): 27% Tier 1 Leverage: 6.0% + 4% Adj. Pre-tax Margin(a): Adj. EPS(a): Adj. Expenses(a): (a) Represents a non-GAAP measure. See page 30 in the Appendix for the corresponding reconciliation of the non-GAAP measures excluding notable items. (b) Represents a non-GAAP measure. See page 29 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (c) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. Note: Above comparisons are 4Q25 vs. 4Q24, unless otherwise noted.

4Q25 Financial Results

$mm, except per share data or unless otherwise noted	4Q25	3Q25	4Q24	4Q25 vs. 3Q25	4Q25 vs. 4Q24
Income Statement					
Investment services fees	$2,632	$2,585	$2,438	2%	8%
Investment management and performance fees	806	782	808	3	—
Foreign exchange revenue	171	166	177	3	(3)
Other fee revenue	89	104	90	(14)	(1)
Total fee revenue	**$3,698**	**$3,637**	**$3,513**	**2%**	**5%**
Investment and other revenue	135	208	140	N/M	N/M
Net interest income	1,346	1,236	1,194	9	13
Total revenue	**$5,179**	**$5,081**	**$4,847**	**2%**	**7%**
Provision for credit losses	(26)	(7)	20	N/M	N/M
Noninterest expense	3,360	3,236	3,355	4	—
Income before income taxes	**$1,845**	**$1,852**	**$1,472**	**–%**	**25%**
Net income applicable to common shareholders	$1,427	$1,339	$1,130	7%	26%
Avg. common shares and equivalents outstanding *(mm)* - diluted	705	713	734	(1)%	(4)%
EPS	**$2.02**	**$1.88**	**$1.54**	**7%**	**31%**
Key Performance Indicators					
Operating leverage[(a)]				**(190) bps**	**670 bps**
Pre-tax margin	**36%**	**36%**	**30%**		
ROE	14.5%	13.7%	12.2%		
ROTCE[(b)]	**26.6%**	**25.6%**	**23.3%**		
Non-GAAP measures, excluding notable items[(c)]					
Adjusted total revenue	$5,179	$5,069	$4,847	2%	7%
Adjusted noninterest expense	3,309	3,197	3,190	4	4
Adjusted EPS	2.08	1.91	1.72	9	21
Adjusted operating leverage				**(133) bps**	**312 bps**
Adjusted pre-tax margin	**37%**	**37%**	**34%**		
Adjusted ROTCE	**27.4%**	**26.0%**	**26.1%**		

(a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b) Represents a non-GAAP measure. See page 29 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Each of the below line items represents a non-GAAP measure. See pages 29 and 30 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items.
N/M – not meaningful.

12

BNY

13 2025 vs. $mm, except per share data or unless otherwise noted 2025 2024 2024 Income Statement Investment services fees $10,211 $9,419 8% Investment management and performance fees 3,085 3,139 (2) Foreign exchange revenue 706 688 3 Other fee revenue 377 374 1 Total fee revenue $14,379 $13,620 6% Investment and other revenue 757 687 N/M Net interest income 4,944 4,312 15 Total revenue $20,080 $18,619 8% Provision for credit losses (32) 70 N/M Noninterest expense 13,054 12,701 3 Income before income taxes $7,058 $5,848 21%   Net income applicable to common shareholders $5,306 $4,336 22% Avg. common shares and equivalents outstanding (mm) - diluted 717 748 (4)% EPS $7.40 $5.80 28%   Key Performance Indicators Operating leverage(a) 507 bps Pre-tax margin 35% 31% ROE 13.9% 11.9% ROTCE(b) 26.1% 22.8% Non-GAAP measures, excluding notable items(c) Adjusted total revenue $20,028 $18,619 8% Adjusted noninterest expense 12,912 12,480 3% Adjusted EPS 7.50 6.03 24% Adjusted operating leverage 411 bps Adjusted pre-tax margin 36% 33% Adjusted ROTCE 26.4% 23.8%   2025 Financial Results (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (b) Represents a non-GAAP measure. See page 29 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (c) Each of the below line items represents a non-GAAP measure. See pages 29 and 30 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items. N/M – not meaningful.

Capital and Liquidity

	4Q25	3Q25	4Q24
Consolidated regulatory capital ratios[a]			
Tier 1 capital ($mm)	$25,910	$25,471	$23,039
Average assets for Tier 1 leverage ratio ($mm)	432,804	419,077	402,069
Tier 1 leverage ratio	**6.0%**	**6.1%**	**5.7%**
Common Equity Tier 1 ("CET1") capital ($mm)	$21,087	$20,645	$18,759
Risk-weighted assets ($mm)	177,588	176,432	167,786
CET1 ratio	**11.9%**	**11.7%**	**11.2%**
Supplementary leverage ratio ("SLR")	6.7%	6.7%	6.5%
Consolidated regulatory liquidity ratios[a]			
Liquidity coverage ratio ("LCR")	112%	112%	115%
Net stable funding ratio ("NSFR")	130%	130%	132%
Capital returns			
Cash dividends per common share	$0.53	$0.53	$0.47
Common stock dividends ($mm)	$377	$381	$349
Common stock repurchases ($mm)	1,045	849	750
Total capital return ($mm)	**$1,422**	**$1,230**	**$1,099**
Total payout ratio	100%	92%	97%
Profitability			
ROE	14.5%	13.7%	12.2%
ROTCE[b]	26.6%	25.6%	23.3%
Adjusted ROTCE[c]	**27.4%**	**26.0%**	**26.1%**

CAPITAL

- **Tier 1 leverage ratio** of 6.0% down 9bps QoQ
  - Tier 1 capital of $25.9bn increased $439mm QoQ, primarily reflecting capital generated through earnings and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends
  - Average assets for Tier 1 leverage ratio of $432.8bn increased $13.7bn QoQ
- **CET1 ratio** of 11.9% up 17bps QoQ
  - CET1 capital of $21.1bn increased $442mm QoQ, primarily reflecting capital generated through earnings and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends
  - RWA of $177.6bn increased by $1.2bn QoQ

LIQUIDITY

- **LCR** of 112% flat QoQ
- **NSFR** of 130% flat QoQ

(a) Note: See page 28 in the Appendix for corresponding footnote.
(b) Represents a non-GAAP measure. See page 29 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Represents a non-GAAP measure. See page 29 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE excluding notable items.

14

BNY

15 1,194 1,159 1,203 1,236 1,346 4Q24 1Q25 2Q25 3Q25 4Q25 4Q25 vs.   4Q25   3Q25   4Q24   Total assets $451 3% 7% Total interest-earning assets $387 3% 8% Cash and reverse repo 152 4 7 Loans 77 5 11 Investment securities 150 2 7 Noninterest-bearing $52 1% 1% Interest-bearing 259 4 10 Total deposits $310 4% 8%                Net Interest Income and Balance Sheet Trends Net Interest Income ($mm) 1.32% 1.30% 1.27% 1.31% 1.38% 4Q24 1Q25 2Q25 3Q25 4Q25 Net Interest Margin Balance Sheet Trends ($bn, average) • Net interest income of $1,346mm up 13% YoY and up 9% QoQ – QoQ increase primarily reflecting the continued reinvestment of maturing investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression • Net interest margin of 1.38% up 6 bps YoY and up 7 bps QoQ • Avg. total deposits of $310bn up 8% YoY and up 4% QoQ

Securities Services

Select Income Statement Data

$mm, unless otherwise noted	4Q25	4Q25 vs. 3Q25	4Q25 vs. 4Q24
Asset Servicing	$1,159	2%	11%
Issuer Services	331	6	12
Total investment services fees	**$1,490**	**2%**	**11%**
Foreign exchange revenue	142	(1)	(3)
Other fees[(a)]	68	(7)	10
Investment and other revenue	62	N/M	N/M
Net interest income	735	10	8
Total revenue	**$2,497**	**2%**	**7%**
Provision for credit losses	(13)	N/M	N/M
Noninterest expense	1,672	1	—
Income before income taxes	**$838**	**4%**	**30%**

Key Performance Indicators

$bn, unless otherwise noted	4Q25	3Q25	4Q24
Pre-tax margin	34%	33%	28%
Assets under custody and/or administration ("AUC/A")*(trn)*[(b)(c)]	$43.0	$41.7	$37.7
Deposits *(average)*	$193	$183	$181
Issuer Services			
Total debt serviced *(trn)*	$14.8	$14.5	$14.1
Number of Depositary Receipts programs[(d)]	1,614	1,601	1,576

- **Total revenue** of $2,497mm **up 7% YoY**
  - Investment services fees up 11% YoY
    - > Asset Servicing up 11% YoY, primarily reflecting higher client activity and market values
    - > Issuer Services up 12% YoY, primarily reflecting higher Depositary Receipts fees
  - Foreign exchange revenue down 3% YoY
  - Net interest income up 8% YoY
- **Noninterest expense** of $1,672mm **flat YoY**, reflecting higher investments, revenue-related expenses, employee merit increases and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings and lower litigation reserves
- **Income before income taxes** of $838mm **up 30% YoY**

Note: See page 28 in the Appendix for corresponding footnotes.
N/M – not meaningful.

16

BNY

Market and Wealth Services

Select Income Statement Data

$mm, unless otherwise noted	4Q25	4Q25 vs. 3Q25	4Q25 vs. 4Q24
Pershing	$505	(1)%	(2)%
Clearance and Collateral Management	417	5	15
Payments and Trade[a]	212	(1)	3
Total investment services fees	**$1,134**	**1%**	**4%**
Foreign exchange revenue	28	(10)	4
Other fees[b]	65	(7)	7
Investment and other revenue	9	N/M	N/M
Net interest income	569	9	20
Total revenue	**$1,805**	**2%**	**8%**
Provision for credit losses	(7)	N/M	N/M
Noninterest expense	930	4	9
Income before income taxes	**$882**	**1%**	**9%**

Key Performance Indicators

$bn, unless otherwise noted	4Q25	3Q25	4Q24
Pre-tax margin	49%	50%	48%
AUC/A *(trn)*[c][d]	$15.9	$15.8	$14.1
Deposits *(average)*	$102	$97	$91
Pershing			
AUC/A *(trn)*[c]	$3.0	$3.0	$2.7
Net new assets (U.S. platform)[e]	51	3	41
Daily average revenue trades ("DARTs") (U.S. platform) *('000)*	285	269	254
Average active clearing accounts *('000)*	8,487	8,387	8,260
Payments and Trade			
U.S. dollar payment volumes *(daily average)*	258,080	246,286	250,714
Clearance and Collateral Management			
Average collateral balances	$7,453	$7,275	$6,463

- **Total revenue** of $1,805mm **up 8% YoY**
  - Investment services fees up 4% YoY
    - > Pershing down 2% YoY, primarily reflecting lower client activity, partially offset by higher market values
    - > Clearance and Collateral Management up 15% YoY, primarily reflecting higher collateral management balances and clearance volumes
    - > Payments and Trade up 3% YoY, primarily reflecting net new business
  - Foreign exchange revenue up 4% YoY
  - Net interest income up 20% YoY
- **Noninterest expense** of $930mm **up 9% YoY**, primarily reflecting higher investments and revenue-related expenses, employee merit increases and higher severance expense, partially offset by efficiency savings
- **Income before income taxes** of $882mm **up 9% YoY**

Note: See page 28 in the Appendix for corresponding footnotes.
N/M – not meaningful.

17

BNY

Investment and Wealth Management

Select Income Statement Data

$mm, unless otherwise noted	4Q25	4Q25 vs. 3Q25	4Q25 vs. 4Q24[a]
Investment management fees[a]	$793	2%	1%
Performance fees	14	N/M	N/M
Distribution and servicing fees	69	—	1
Other fees[b]	(84)	N/M	N/M
Investment and other revenue[c]	11	N/M	N/M
Net interest income	51	24	9
Total revenue	**$854**	**4%**	**(2)%**
Provision for credit losses	3	N/M	N/M
Noninterest expense[a]	703	10	—
Income before income taxes	**$148**	**(20)%**	**(14)%**
Total revenue by line of business:			
Investment Management[a][d]	$577	3%	(4)%
Wealth Management[d]	277	5	1
Total revenue	**$854**	**4%**	**(2)%**

Key Performance Indicators

$bn, unless otherwise noted	4Q25	3Q25	4Q24
Pre-tax margin	17%	22%	20%
Deposits *(average)*	$9	$9	$10
Assets under management ("AUM")[e]	$2,178	$2,142	$2,029
Long-term active strategies net flows	$(15)	$(25)	$(20)
Index net flows	(8)	(8)	(7)
Short-term strategies net flows	20	34	12
Total net flows	$(3)	$1	$(15)
Wealth Management			
Client assets[f]	$350	$348	$327

- **Total revenue** of $854mm **down 2% YoY**
  - Investment Management down 4% YoY, primarily reflecting the mix of AUM flows and the adjustment for certain rebates (offset in noninterest expense)[a], partially offset by higher market values and the favorable impact of the weaker U.S. dollar
  - Wealth Management up 1% YoY
- **Noninterest expense** of $703mm **flat YoY**, primarily reflecting higher investments and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings
- **Income before income taxes** of $148mm **down 14% YoY**
- **AUM** of $2.2trn **up 7% YoY**, primarily reflecting higher market values and the favorable impact of the weaker U.S. dollar, partially offset by cumulative net outflows
- Wealth Management **client assets** of $350bn **up 7% YoY**, primarily reflecting higher market values, partially offset by cumulative net outflows

(a) Effective 1Q25, an adjustment for certain rebates, which were previously recorded as distribution and servicing expense, began to be reflected as a reduction of investment management fees. These amounts totaled approximately $20 million for all periods presented and impacted the year-over-year variances for investment management fees and related revenue subtotals, noninterest expense and Investment Management total revenue in the table above.
Note: See page 28 in the Appendix for corresponding footnotes.
N/M – not meaningful.

18
BNY

19 $mm, unless otherwise noted 4Q25 3Q25 4Q24 Fee revenue $(21) $(27) $(20) Investment and other revenue 45 45 9 Net interest income (expense) (9) 1 (8) Total revenue $15 $19 $(19) Provision for credit losses (9) (1) (4) Noninterest expense 55 45 137 (Loss) before income taxes $(31) $(25) $(152)                 Other Segment Select Income Statement Data • Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense – YoY increase was primarily driven by lower net securities losses • Noninterest expense decreased YoY, primarily driven by lower severance expense and the net impact of the adjustments for the FDIC special assessment Select Income Statement Data

20 AGENDA PAGE 1 Strategic Update 3 2 Financial Update 11 3 Financial Outlook 21 4 Appendix 24

21 >100 bpsOperating Leverage Up 3–4% YoY $20,028mm $12,912mm Up 5% +/- YoY • Market-implied forward interest rates • Reinvestment yields exceeding runoff yields • Incremental investments • Higher revenue-related expenses • Efficiency savings Total Revenue (excluding notable items) Expenses (excluding notable items) 2026 Financial Outlook Determined to deliver our fourth consecutive year of positive operating leverage 2025 BASIS 2026 OUTLOOK KEY ASSUMPTIONS (a) Note: 2026 financial outlook based on market-implied forward interest rates as of year-end 2025. Assumes equity and fixed income market values over the course of 2026 unchanged from values as of December 31, 2025. (b) Represents a non-GAAP measure. See page 30 in the Appendix for the corresponding reconciliation of these non-GAAP measures excluding notable items. (c) Represents a forward-looking non-GAAP financial measure. See "Cautionary Statement" on page 37 for information regarding forward-looking non-GAAP financial measures. (d) Operating leverage is the rate of increase (decrease) in total revenue growth less the rate of increase (decrease) in total noninterest expense growth. (b) (a)(c) (c) (d) -o f yields • Higher organic growth • Higher average equity and fixed income market values, in-line with 2025 exit (b)

22 30% ≥33% 2024 MEDIUM-TERM TARGETS ≥23% 38% +/- Pre-tax Margin (excluding notable items) Enhanced Medium-term Financial Targets Execution to date and transformation programs underway position BNY for continued operating leverage over the medium-term ROTCE (excluding notable items) NEW MEDIUM-TERM TARGETS Note: Medium-term refers to a 3-5 year horizon. Medium-term targets for Tier 1 leverage ratio and CET1 ratio unchanged at 5.5-6% and ~11%, respectively. (a) Represents a non-GAAP measure. See pages 33 in the Appendix for the corresponding reconciliations of the non-GAAP measure of pre-tax margin excluding notable items. (b) Represents a non-GAAP measure. See page 29 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE excluding notables. (c) Represents a forward-looking non-GAAP financial measure. See "Cautionary Statement" on page 37 for information regarding forward-looking non-GAAP financial measures. 28% +/- 2023 ACTUALS 22% (a) (c) (b) (c)

23 AGENDA PAGE 1 Strategic Update 3 2 Financial Update 11 3 Financial Outlook 21 4 Appendix 24

24 2025 vs. $mm, unless otherwise noted 2025 2024 Asset Servicing $4,456 9% Issuer Services 1,287 11 Total investment services fees $5,743 9% Foreign exchange revenue 596 8 Other fees(a) 266 14 Investment and other revenue 415 N/M Net interest income 2,710 10 Total revenue $9,730 9% Provision for credit losses (21) N/M Noninterest expense 6,532 3 Income before income taxes $3,219 26%             $bn, unless otherwise noted 2025 2024 Pre-tax margin 33% 29% Assets under custody and/or administration ("AUC/A")(trn) $43.0 $37.7 Deposits (average) $184 $179 Issuer Services Total debt serviced (trn) $14.8 $14.1 Number of Depositary Receipts programs(d) 1,614 1,576             Securities Services Select Income Statement Data Note: See page 28 in the Appendix for corresponding footnotes. N/M – not meaningful. Select Income Statement Data Key Performance Indicators (b)(c) • Total revenue of $9.7bn up 9% YoY – Investment services fees up 9% YoY > Asset Servicing up 9% YoY, primarily reflecting higher client activity and market values and net new business > Issuer Services up 11% YoY, primarily reflecting higher Depositary Receipts fees – Foreign exchange revenue up 8% YoY – Net interest income up 10% YoY • Noninterest expense of $6.5bn up 3% YoY, reflecting higher investments, revenue-related expenses, employee merit increases and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings • Income before income taxes of $3.2bn up 26% YoY

25 2025 vs. $mm, unless otherwise noted 2025 2024 Pershing $2,029 4% Clearance and Collateral Management 1,562 13 Payments and Trade(a) 844 7 Total investment services fees $4,435 8% Foreign exchange revenue 118 22 Other fees(b) 263 12 Investment and other revenue 88 N/M Net interest income 2,096 21 Total revenue $7,000 12% Provision for credit losses (12) N/M Noninterest expense 3,588 7 Income before income taxes $3,424 18%             $bn, unless otherwise noted 2025 2024 Pre-tax margin 49% 46% AUC/A (trn)(c)(d) $15.9 $14.1 Deposits (average) $97 $90 Pershing AUC/A (trn)(c) $3.0 $2.7 Net new assets (U.S. platform)(e) 55 (6) Daily average revenue trades ("DARTs") (U.S. platform) ('000) 296 269 Average active clearing accounts ('000) 8,421 8,098 Payments and Trade U.S. dollar payment volumes (daily average) 248,808 242,997 Clearance and Collateral Management Average collateral balances $7,091 $6,217             Market and Wealth Services Select Income Statement Data Key Performance Indicators Select Income Statement Data • Total revenue of $7.0bn up 12% YoY – Investment services fees up 8% YoY > Pershing up 4% YoY, primarily reflecting higher market values and client activity > Clearance and Collateral Management up 13% YoY, primarily reflecting higher collateral management balances and clearance volumes > Payments and Trade up 7% YoY, primarily reflecting net new business – Foreign exchange revenue up 22% YoY – Net interest income up 21% YoY • Noninterest expense of $3.6bn up 7% YoY, primarily reflecting higher investments, employee merit increases, revenue-related expenses, and higher litigation reserves and severance expense, partially offset by efficiency savings • Income before income taxes of $3.4bn up 18% YoY Note: See page 28 in the Appendix for corresponding footnotes. N/M – not meaningful.

26 2025 vs. $mm, unless otherwise noted 2025 2024 Investment management fees(a) $3,052 (1)% Performance fees 35 N/M Distribution and servicing fees 275 — Other fees(b) (313) N/M Investment and other revenue(c) 35 N/M Net interest income 174 (1) Total revenue $3,258 (4)% Provision for credit losses 5 N/M Noninterest expense(a) 2,710 (3) Income before income taxes $543 (10)% Total revenue by line of business: Investment Management(a)(d) $2,197 (6)% Wealth Management(d) 1,061 — Total revenue $3,258 (4)%             $bn, unless otherwise noted 2025 2024 Pre-tax margin 17% 18% Deposits (average) $9 $11 Assets under management ("AUM")(e) $2,178 $2,029 Long-term active strategies net flows $(44) $(10) Index net flows (49) (42) Short-term strategies net flows 56 45 Total net flows $(37) $(7) Wealth Management Client assets(f) $350 $327             Investment and Wealth Management Select Income Statement Data Key Performance Indicators Select Income Statement Data • Total revenue of $3.3bn down 4% YoY – Investment Management down 6% YoY, primarily reflecting the mix of AUM flows and the adjustment for certain rebates (offset in noninterest expense)(a), partially offset by higher market values and the favorable impact of the weaker U.S. dollar – Wealth Management flat YoY, reflecting higher market values, offset by changes in product mix • Noninterest expense of $2.7bn down 3% YoY, primarily reflecting lower revenue-related expenses (including the adjustment for certain rebates(a)) and efficiency savings, partially offset by higher investments, employee merit increases and the unfavorable impact of the weaker U.S. dollar • Income before income taxes of $543mm down 10% YoY • AUM of $2.2trn up 7% YoY, primarily reflecting higher market values and the favorable impact of the weaker U.S. dollar, partially offset by cumulative net outflows • Wealth Management client assets of $350bn up 7% YoY, primarily reflecting higher market values, partially offset by cumulative net outflows (a) Effective 1Q25, an adjustment for certain rebates, which were previously recorded as distribution and servicing expense, began to be reflected as a reduction of investment management fees. These amounts totaled approximately $80 million llllllfor the period presented and impacted the year-over-year variance for investment management fees and related revenue subtotals, noninterest expense and Investment Management total revenue in the table above. Note: See page 28 in the Appendix for corresponding footnotes. N/M – not meaningful. (a)

27 $mm, unless otherwise noted 2025 2024 Fee revenue $(91) $(42) Investment and other revenue 185 140 Net interest income (expense) (36) (61) Total revenue $58 $37 Provision for credit losses (4) 9 Noninterest expense 224 254 (Loss) before income taxes $(162) $(226)             Other Segment Select Income Statement Data • Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense – YoY increase was primarily driven by other investment gains • Noninterest expense decreased YoY, primarily driven by lower severance expense and litigation reserves Select Income Statement Data

28 Footnotes Page 6 – Business and Operating Performance (a) Organic fee growth is the amount of fee revenue growth attributable to net new business and the net impact of changes in activity within existing products by existing clients. We believe this measure permits investors to gain an understanding of internal versus external drivers of fee revenue growth. (b) The baseline scenario incorporates the market’s forward rate expectations and management’s assumptions regarding client deposit rates, credit spreads, changes in the prepayment behavior of loans and securities and the impact of derivative financial instruments used for interest rate risk management purposes as of each respective year-end. Represents next-twelve-month sensitivity to changes in interest rates. Percentages reflect the modeled dollar impact of a parallel ±100 bps rate shock versus the baseline, expressed as a percentage of NII for the period presented. 2025 information is preliminary. Page 14 – Capital and Liquidity (a) Regulatory capital and liquidity ratios for December 31, 2025 are preliminary. For our CET1 ratio, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods presented was the Standardized Approach. Page 16 and 24 – Securities Services (a) Other fees primarily include financing-related fees. (b) December 31, 2025 information is preliminary. (c) Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $2.2 trillion at December 31, 2025, $2.1 trillion at September 30, 2025 and $1.8 trillion at December 31, 2024. (d) Beginning in 4Q25, the previously reported metric for the Issuer Services line of business, Number of sponsored Depositary Receipts programs has been replaced with a new metric, Number of Depositary Receipts programs. Pages 17 and 25 – Market and Wealth Services (a) Formerly Treasury Services. (b) Other fees primarily include financing-related fees. (c) December 31, 2025 information is preliminary. (d) Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business. (e) Net new assets represent net flows of assets (e.g., net cash deposits and net securities transfers, including dividends and interest) in customer accounts in Pershing LLC, a U.S. broker-dealer. Page 18 and 26 – Investment and Wealth Management (a) (b) Other fees primarily include investment services fees. (c) Investment and other revenue is net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds. (d) In 4Q25, the prior period total revenue by line of business for Investment Management and Wealth Management was revised for comparability to reflect the movement of certain fixed income investment management business from Wealth Management to Investment Management. There was no impact to total revenue reported for the Investment and Wealth Management business segment on a consolidated basis. (e) December 31, 2025 information is preliminary. Represents assets managed in the Investment and Wealth Management business segment. (f) December 31, 2025 information is preliminary. Includes AUM and AUC/A in the Wealth Management line of business.

Return on Common Equity and Tangible Common Equity Reconciliation

$mm	4Q25	3Q25	4Q24	2025	2024	2023	2022
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,427	$1,339	$1,130	$5,306	$4,336	$3,067	$2,345
Add: Amortization of intangible assets	11	12	13	45	50	57	67
Less: Tax impact of amortization of intangible assets	3	3	3	11	12	14	16
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	**$1,435**	**$1,348**	**$1,140**	**$5,340**	**$4,374**	**$3,110**	**$2,396**
Less: Reduction in the fair value of a contingent consideration receivable[a]	—	—	—	—	—	(144)	—
Disposal gain[a]	—	9	—	41	—	(5)	(12)
Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services[b]	—	—	—	—	—	—	(67)
Net loss from repositioning the securities portfolio[a]	—	—	—	—	—	—	(343)
Severance expense[c]	(74)	(39)	(103)	(165)	(183)	(205)	(166)
Litigation reserves[c]	(6)	(2)	(37)	7	(41)	(91)	(125)
FDIC special assessment[c]	37	11	6	48	48	(482)	—
Goodwill impairment	—	—	—	—	—	—	(665)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	**$1,478**	**$1,369**	**$1,274**	**$5,409**	**$4,550**	**$4,037**	**$3,774**
Average common shareholders' equity	$39,142	$38,626	$36,923	$38,167	$36,413	$35,767	$36,067
Less: Average goodwill	16,777	16,787	16,515	16,733	16,316	16,204	17,060
Average intangible assets	2,827	2,842	2,846	2,842	2,839	2,880	2,939
Add: Deferred tax liability – tax deductible goodwill	1,227	1,236	1,221	1,227	1,221	1,205	1,181
Deferred tax liability – intangible assets	662	665	665	662	665	657	660
Average tangible common shareholders' equity – Non-GAAP	$21,427	$20,898	$19,448	$20,481	$19,144	$18,545	$17,909
Return on common equity[d] – GAAP	14.5%	13.7%	12.2%	13.9%	11.9%	8.6%	6.5%
Adjusted return on common equity[d] – Non-GAAP	14.9%	14.0%	13.6%	14.1%	12.4%	11.3%	10.5%
Return on tangible common equity[d] – Non-GAAP	26.6%	25.6%	23.3%	26.1%	22.8%	16.8%	13.4%
Adjusted return on tangible common equity[d] – Non-GAAP	27.4%	26.0%	26.1%	26.4%	23.8%	21.8%	21.1%

(a) Reflected in Investment and other revenue.
(b) Primarily reflected in Investment services fees.
(c) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(d) Returns are annualized.

29

BNY

30 Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items 4Q25 vs. 2025 vs.  $mm, except per share amounts 4Q25 3Q25 4Q24 3Q25 4Q24 2025 2024 2024 Total revenue – GAAP $5,179 $5,081 $4,847 2% 7% $20,080 $18,619 8% Less: Disposal gain(a) — 12 — 52 — Adjusted total revenue, ex-notables — Non-GAAP $5,179 $5,069 $4,847 2% 7% $20,028 $18,619 8% Noninterest expense – GAAP $3,360 $3,236 $3,355 4% —% $13,054 $12,701 3% Less: Severance expense(b) 98 50 135 214 240 Less: Litigation reserves(b) 3 3 38 (8) 44 Less: FDIC special assessment(b) (50) (14) (8) (64) (63) Adjusted noninterest expense, ex-notables — Non-GAAP $3,309 $3,197 $3,190 4% 4% $12,912 $12,480 3% Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $1,427 $1,339 $1,130 7% 26% $5,306 $4,336 22% Less: Disposal gain(a) — 9 — 41 — Less: Severance expense(b) (74) (39) (103) (165) (183) Less: Litigation reserves(b) (6) (2) (37) 7 (41) Less: FDIC special assessment(b) 37 11 6 48 48 Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation — Non-GAAP $1,470 $1,360 $1,264 8% 16% $5,375 $4,512 19% Diluted earnings per share – GAAP $2.02 $1.88 $1.54 7% 31% $7.40 $5.80 28% Less: Disposal gain(a) — 0.01 — 0.06 — Less: Severance expense(b) (0.11) (0.05) (0.14) (0.23) (0.24) Less: Litigation reserves(b) (0.01) — (0.05) 0.01 (0.05) Less: FDIC special assessment(b) 0.05 0.01 0.01 0.07 0.06 Adjusted diluted earnings per share — Non-GAAP $2.08 $1.91 $1.72 9% 21% $7.50 $6.03 24% Operating leverage – GAAP(c) (190) bps 670 bps 507 bps Adjusted operating leverage — Non-GAAP(c) (133) bps 312 bps 411 bps Pre-tax operating margin – GAAP(d) 36% 36% 30% 35% 31% Adjusted pre-tax operating margin — Non-GAAP(d) 37% 37% 34% 36% 33% (a) Reflected in Investment and other revenue. (b) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (c) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (d) Income before taxes divided by total revenue. See the 4Q25 Earnings Release for additional information.

31 Select Income Statement Data Reconciliation of Non-GAAP Measures – 2022-2025 CAGR (a) Reflected in Investment and other revenue. (b) Primarily reflected in Investment services fees. (c) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (d) Operating leverage for 2022 to 2025 is the increase (decrease) of the compound annual growth rate for total revenue less the increase (decrease) of the compound annual growth rate for total noninterest expense. 22-'25  $mm 2025 2024 2023 2022 CAGR Total revenue – GAAP $20,080 $18,619 $17,697 $16,529 7% Less: Reduction in the fair value of a contingent consideration receivable(a) — — (144) — Less: Disposal gain(a) 52 — (6) 26 Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b) — — — (88) Net loss from repositioning the securities portfolio(a) — — — (449) Adjusted total revenue, ex-notables — Non-GAAP $20,028 $18,619 $17,847 $17,040 6% Noninterest expense – GAAP $13,054 $12,701 $13,295 $13,010 0% Less: Severance expense(c) 214 240 267 215 Less: Litigation reserves(c) (8) 44 94 134 Less: FDIC special assessment(c) (64) (63) 632 — Less: Goodwill impairment — — — 680 Adjusted noninterest expense, ex-notables — Non-GAAP $12,912 $12,480 $12,302 $11,981 3% Operating leverage – GAAP(d) 659 bps Adjusted operating leverage — Non-GAAP(d) 301 bps '

32 Select Income Statement Data Reconciliation of Non-GAAP Measures – 2022-2025 CAGR cont. 22-'25  $mm, except per share amounts 2025 2024 2023 2022 CAGR Income before taxes – GAAP $7,058 $5,848 $4,283 3,480 27% Impact of notable items(a) (90) (221) (1,143) (1,540) Adjusted income before taxes — Non-GAAP $7,148 $6,069 $5,426 $5,020 13% Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $5,306 $4,336 $3,067 $2,345 Less: Reduction in the fair value of a contingent consideration receivable(b) — — (144) — Less: Disposal gain(b) 41 — (5) (12) Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(c) — — — (67) Net loss from repositioning the securities portfolio(b) — — — (343) Less: Severance expense(d) (165) (183) (205) (166) Less: Litigation reserves(d) 7 (41) (91) (125) Less: FDIC special assessment(d) 48 48 (482) — Goodwill impairment — .0 — 0 — (665) Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation — Non-GAAP $5,375 $4,512 $3,994 $3,723 Diluted earnings per share – GAAP $7.40 $5.80 $3.89 $2.88 37% Less: Reduction in the fair value of a contingent consideration receivable(b) — .0 — (0.18) — Less: Disposal gain(b) 0.06 — (0.01) (0.01) Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(c) — — — (0.08) Net loss from repositioning the securities portfolio(b) — — — (0.42) Less: Severance expense(d) (0.23) (0.24) (0.26) (0.18) Less: Litigation reserves(d) 0.01 (0.05) (0.12) (0.18) Less: FDIC special assessment(d) 0.07 0.06 (0.61) — Goodwill impairment — .0 — — (0.82) Adjusted diluted earnings per share — Non-GAAP $7.50 $6.03 $5.07 $4.57 18% Pre-tax operating margin – GAAP(e) 35% 31% 24% 21% Adjusted pre-tax operating margin — Non-GAAP(e) 36% 33% 30% 29% (a) See page 31 for details of notable items and lines impacted. (b) Reflected in Investment and other revenue. (c) Primarily reflected in Investment services fees. (d) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (e) Income before taxes divided by total revenue. '

33 Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items Pre-tax Margin  $mm 2025 2024 2023 Average Total revenue – GAAP $20,080 $18,619 $17,697 Less: Reduction in the fair value of a contingent consideration receivable(a) — — (144) Less: Disposal gain(a) 52 — (6) Adjusted total revenue, ex-notables — Non-GAAP $20,028 $18,619 $17,847 Income before taxes – GAAP $7,058 $5,848 $4,283 Impact of notable items(b) (90) (221) (1,143) Adjusted income before taxes — Non-GAAP $7,148 $6,069 $5,426 Pre-tax operating margin – GAAP(c) 35% 31% 24% 30% Adjusted pre-tax operating margin — Non-GAAP(c) 36% 33% 30% 33% (d)'23-'25 (a) Reflected in Investment and other revenue. (b) See page 31 for details of notable items and lines impacted. (c) Income before taxes divided by total revenue. (d) Simple average of 2023, 2024 and 2025.

34 Select Income Statement Data Adoption of New Accounting Guidance  $mm, except per share amounts 2022 Total revenue – previously reported $16,377 Impact of adopting ASU 2023-02 152 Total revenue $16,529 Income before taxes – previously reported $3,328 Impact of adopting ASU 2023-02 152 Income before taxes $3,480 Net income applicable to common shareholders of The Bank of New York Mellon Corporation – previously reported $2,362 Impact of adopting ASU 2023-02 (17) Net income applicable to common shareholders of The Bank of New York Mellon Corporation $2,345 Diluted earnings per share – previously reported $2.90 Impact of adopting ASU 2023-02 (0.02) Diluted earnings per share $2.88 The following disclosures reflect the restatement of prior period financial information to reflect the impact of the retrospective application of new accounting guidance. On Jan. 1, 2024, we adopted Accounting Standards Update (“ASU”) 2023-02, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method on a retrospective basis for our investments in renewable energy projects that have met the eligibility criteria. The impact of adopting this guidance increased investment and other revenue and the provision for income taxes on the consolidated income statement. The results of our investments in renewable energy projects are included in the Other segment. The previously reported measures referenced below will be referred to as "2022*" on the following pages, for 2022 figures prior to adopting ASU 2023-02.

35 Select Income Statement Data Reconciliation of Non-GAAP Measures – 2012-2022* CAGR 12-'22*  $mm, except per share amounts 2022* 2012 CAGR Total revenue – GAAP $16,377 $14,610 1% Less: Disposal gain(a) 26 — Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b) (88) — Net loss from repositioning the securities portfolio(a) (449) — Adjusted total revenue, ex-notables — Non-GAAP $16,888 $14,610 1% Noninterest expense – GAAP $13,010 $11,333 1% Less: Severance expense(c) 215 — Less: Litigation reserves(c) 134 — Less: Goodwill impairment 680 — M&I, litigation and restructuring charges — 559 Reserve (increase) decrease related to investment management funds(c) — 16 Adjusted noninterest expense, ex-notables — Non-GAAP $11,981 $10,758 1% Operating leverage – GAAP(d) (24) bps Adjusted operating leverage — Non-GAAP(d) 38 bps Income before taxes – GAAP $3,328 $3,357 —% Impact of notable items(e) (1,540) (575) Adjusted income before taxes — Non-GAAP $4,868 $3,932 2% Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $2,362 $2,419 Less: Disposal gain(a) (12) — Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b) (67) — Net loss from repositioning the securities portfolio(a) (343) — Less: Severance expense(c) (166) — Less: Litigation reserves(c) (125) — Goodwill impairment (665) — M&I, litigation and restructuring charges — (339) Reserve (increase) decrease related to investment management funds(c) — (12) Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation — Non-GAAP $3,740 $2,770 Diluted earnings per share – GAAP $2.90 $2.03 4% Less: Disposal gain(a) (0.01) — Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b) (0.08) — Net loss from repositioning the securities portfolio(a) (0.42) — Less: Severance expense(c) (0.20) — Less: Litigation reserves(c) (0.18) — Goodwill impairment (0.82) — M&I, litigation and restructuring charges — (0.29) Reserve (increase) decrease related to investment management funds(c) — (0.01) Adjusted diluted earnings per share — Non-GAAP $4.59 $2.33 7% ' -' * (a) Reflected in Investment and other revenue. (b) Primarily reflected in Investment services fees. (c) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and Reserve (increase) decrease related to investment management funds primarily in Other expense respectively. (d) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (e) See lines above for notable items impacting income before taxes.

36 Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items Pre-tax Margin 12-22*  $mm 2022* 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 Average Total revenue – GAAP $16,377 $15,931 $15,808 $16,462 $16,392 $15,543 $15,237 $15,194 $15,692 $15,048 $14,610 Less: Disposal (loss) gain(a) 26 13 (61) — — — — — — — — Gain on sale of certain businesses, equity investments and real estate(a) — — — 815 — — — — 836 — — Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b) (88) — — — — — — — — — — Net loss from repositioning the securities portfolio(a) (449) — — — — — — — — — — U.S. tax legislation(a) — — — — (13) (283) — — — — — Lease-related impairment(c) — — — (70) — — — — — — — Adjusted total revenue, ex-notables — Non-GAAP $16,888 $15,918 $15,869 $15,717 $16,405 $15,826 $15,237 $15,194 $14,856 $15,048 $14,610 Income before taxes – GAAP $3,328 $4,648 $4,468 $5,587 $5,192 $4,610 $4,725 $4,235 $3,563 $3,777 $3,357 Less: Disposal (loss) gain(a) 26 13 (61) — — — — — — — — Gain on sale of certain businesses, equity investments and real estate(a) — — — 815 — — — — 836 — — Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services(b) (88) — — — — — — — — — — Net loss from repositioning the securities portfolio(a) (449) — — — — — — — — U.S. tax legislation(a) — — — — (13) (283) — — — — — Lease-related impairment(c) — — — (70) — — — — — — — Goodwill impairment (680) — — — — — — — — — Severance expense(d) (215) (31) (65) (169) (162) (153) Litigation reserves(d) (134) (98) (67) (23) (110) (104) — — — — — M&I, litigation and restructuring charges — — — — — (2) (49) (85) (1,130) (70) (559) Reserve (increase) decrease related to investment management funds(d) — — — 79 — — — — (104) (12) (16) Real estate charges(d) — — (33) — (71) — — — — — — Impairment (charge) release related to a court decision — — — — — — 13 (170) — — — Asset impairments(d) — — — — — (50) — — — — — Adjusted income before taxes — Non-GAAP $4,868 $4,764 $4,694 $4,955 $5,548 $5,202 $4,761 $4,490 $3,961 $3,859 $3,932 Pre-tax operating margin – GAAP(f) 20% 29% 28% 34% 32% 30% 31% 28% 23% 25% 23% 28% Adjusted pre-tax operating margin — Non-GAAP(f) 29% 30% 30% 32% 34% 33% 31% 30% 27% 26% 27% 30% '12-' (e) (a) Reflected in Investment and other revenue. (b) Primarily reflected in Investment services fees. (c) Reflected in Net interest income. (d) Severance expense is reflected in Staff expense, Litigation reserves in Other expense, Real estate charges primarily in Net occupancy expense, Asset impairments in primarily in Software and equipment expense, and Reserve (increase) decrease related to investment management funds primarily in Other expense, respectively. (e) Reflected in Provision for credit losses. (f) Income before taxes divided by total revenue.

37 A number of statements in our presentations, the accompanying slides and the responses to questions on our conference call discussing our quarterly results may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about The Bank of New York Mellon Corporation’s (the “Corporation,” “we,” “us,” or “our”) capital plans including dividends and repurchases, total payout ratio, financial performance, fee revenue, net interest income, expenses, cost discipline, efficiency savings, operating leverage, pre-tax margin, capital ratios, organic growth, pipeline, deposits, interest rates and yield curves, securities portfolio, taxes, investments, including in technology and product development, innovation in products and services, artificial intelligence, digital assets, client experience, strategic priorities and initiatives, acquisitions, related integration and divestiture activity, transition to a platforms operating model, capabilities, resiliency, risk profile, human capital management and the effects of the current and near-term market and macroeconomic outlook on us, including on our business, operations, financial performance and prospects. Preliminary business metrics, NII sensitivity, and regulatory capital ratios are subject to change, possibly materially as we complete our Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “momentum,” “ambition,” “aspiration,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors. These factors include: tariff and other trade policies and the resulting impacts on market volatility and global trade; growing fiscal deficits; changing levels of inflation and the corresponding impacts on macroeconomic conditions, client behavior and our funding costs; liquidity and interest rate volatility; potential recessions or slowing of growth in the U.S., Europe and other regions; developments in the Middle East and in Latin America; political uncertainty regarding operational and policy changes at U.S. government agencies; our ability to execute against our strategic initiatives; and the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2024 (the “2024 Annual Report”) and our other filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements about the timing, profitability, benefits and other prospective aspects of business and expense initiatives, our financial outlook, our medium-term financial targets and our long-term strategy, and how they can be achieved, are based on our current expectations regarding our ability to execute against our strategic initiatives, as well as our balance sheet size and composition, and may change, possibly materially, from what is currently expected. Statements about our outlook on total revenue are subject to various factors, including market levels, client activity, our ability to win and onboard new business, lost business, pricing pressure, our ability to launch new products to, and expand relationships with, existing clients, interest rates, re-investment yields and the size, mix and duration of our balance sheet, including with respect to deposits, loan balances and the securities portfolio. Statements about our outlook on expenses are subject to various factors, including investments, revenue-related expenses, efficiency savings, merit increases, inflation and currency fluctuations. Statements about our target Tier 1 leverage ratio and CET1 ratio are subject to various factors, including capital requirements, interest rates, capital levels, risk-weighted assets and the size of our balance sheet, including deposit levels. Statements about the timing, manner and amount of any future common stock dividends or repurchases are subject to various factors, including our capital position, capital deployment opportunities, prevailing market conditions, legal and regulatory considerations and our outlook for the economic environment. Statements about our future effective tax rate are subject to various factors including, changes in the tax rates applicable to us, changes in our earnings mix, our profitability, the assumptions we have made in forecasting our expected tax rate, the interpretation or application of existing tax statutes and regulations, as well as any corporate tax legislation that may be enacted or any guidance that may be issued by the U.S. Internal Revenue Service. You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Non-GAAP Measures. In this presentation, the accompanying slides and our responses to questions, we may discuss certain non-GAAP measures in detailing our performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in our reports filed with the SEC, including the 2024 Annual Report, the fourth quarter 2025 earnings release and the fourth quarter 2025 financial supplement, which are available at www.bny.com/investorrelations. Forward-Looking Non-GAAP Financial Measures. From time to time we may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for total revenue, expenses, pre-tax margin and return on tangible common equity excluding notable items. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results. Cautionary Statement